NEWS RELEASE

FOR IMMEDIATE RELEASE                        Contact: Tim Quast
May 10, 2004                                          Investor Relations Manager
                                                      916-786-1799
                                                      t.quast@surewest.com


                   SureWest Reports First Quarter 2004 Results
                           Consolidated Revenues Up 9%

(ROSEVILLE, CALIFORNIA) -- Integrated communications provider SureWest Communications (NASDAQ: SURW) announced operating results today for the quarter ended March 31, 2004.

Year-over-year highlights

     o    Broadband segment revenues up 43%

     o    Wireless segment revenues up 14%

     o    Telecom segment revenues steady, with directory sales up 7%

     o    Fiber-to-the-premise (FTTP) voice-video-data connections up 84%

     o    FTTP data connections up 92%

     o    DSL subscribers up 21%

Revenues for the first quarter of 2004 increased 8.9% to $51.6 million, from $47.4 million in the first quarter of 2003, fueled by Broadband and Wireless subscriber growth. Income from operations totaled $1.8 million, compared to $1.9 million in the first quarter last year. Operating earnings before interest, taxes, depreciation and amortization (defined as Operating EBITDA and reconciled to GAAP results in the accompanying tables) were $13.1 million in the first quarter of 2004, compared to $14.3 million in the first quarter of 2003. Net income in the quarter totaled $0.4 million, or $0.03 per share, compared to net income of $0.7 million, or $0.05 per share, in the first quarter of 2003.

Results in the first quarter of 2004 benefited significantly from the adoption of new technology allowing for a change in estimate relating to depreciation of certain equipment in use in the Wireless and Telecom segments. The net income effect approximates $1.9 million, or $0.13 per share.

As anticipated, the cost of rapid growth continues to impact margins. Costs of services and products increased 16.4% from the first quarter of 2003, reflecting subscriber growth and higher associated expenses for equipment in service, network usage and related expenses. SureWest added nearly 1,200 fiber-to-the-premise (FTTP), or Triple Play, subscribers in the first quarter of 2004, compared to 763 in the first quarter of 2003. General and administrative expenses rose 29.3%, driven by an expanding workforce, higher regulatory and public capital-markets compliance costs, and significant expense in the quarter related to the previously disclosed special investigation authorized by the Board's Audit Committee.

"Our technology leadership enables us to achieve better market share growth in our segments and to seek out emerging scale advantages and benefits," said Brian Strom, President and Chief Executive Officer. "As expected, margins remain slim while we grow, but we're excited by the significant opportunities in our markets and we are confident about our strategy and competitive strengths."

Segment summary

Telecom segment revenues, comprised primarily of local service, network access, directory and long distance services were $35.2 million in the first quarter of 2004, a slight increase over $34.6 million in the first quarter a year ago, as higher directory sales and reductions to estimated shareable earnings obligations offset 1% incumbent access-line erosion. Wireless segment revenues increased $0.9 million to $7.4 million, reflecting a 10% increase in subscribers and higher equipment and roaming revenues, which boosted average monthly revenue per user (ARPU) to $48.98. Broadband segment revenues again showed outstanding growth. FTTP subscriber additions accelerated as the Company launched service on a fiber-only platform amid strong consumer demand. The Company's network architecture helps the company lower its installation and maintenance costs, and positions it to benefit as technology evolves in the future.

Key items

     o Telecom segment results reflect steady performance in a difficult wireline environment. Local service revenues increased 14.3%, primarily through lower estimated shareable earnings obligations in the first quarter of 2004 compared to the first quarter a year ago. A 13.5% decline in network access revenues reflects both the evolution in consumers' switched-network usage and changes to estimated settlements from the National Exchange Carrier Association in the first quarter a year ago that benefited revenues and net income. Long distance line counts increased 6.8%, although average minutes of use and revenues declined.

     o DSL subscribers in SureWest's incumbent local exchange (ILEC) territory increased by nearly 21% to 20,317. SureWest's residential penetration rate exceeds 21% of residences in its ILEC service area. SureWest plans to leverage its technology leadership to expand the availability of digital television over DSL in the next several fiscal quarters.

     o Access lines in SureWest's incumbent local exchange decreased 1% from first-quarter 2003 levels, but consolidated access lines (including business and residential lines in the Broadband segment) increased nearly 2% over the past year.

Consolidated capital expenditures totaled $16.0 million in the first quarter of 2004, compared to $11.9 million in the first quarter of 2003. Capital expenditures for all of 2004 are expected to approach $80 million, including approximately $50 million for residential broadband services. Cash and equivalents at March 31, 2004 were $34.9 million, and long-term debt (excluding the current portion) totaled $92.8 million.

SureWest paid $3.6 million in dividends in the first quarter of 2004, representing a quarterly payment of $0.25 per share. The company also previously announced that its Board of Directors declared a quarterly cash dividend of $0.25 per share payable June 15, 2004, to shareholders of record at the close of business on May 28, 2004.

Conference Call and Webcast

SureWest Communications will provide details about its results and business strategy on Tuesday, May 11, 2004 at 11:00 a.m., Eastern Daylight Time. A simultaneous live webcast of the call will be available at www.surw.com and will be archived shortly after the conclusion of the call for replay through the first quarter of 2005. Additionally, a telephone replay of the call will be available through Friday, May 14, 2004, by calling 1-888-286-8010 and entering passcode 76329652.

About SureWest

With 90 years in Northern California, SureWest and its family of companies represent an integrated network of highly reliable advanced communications products and services. SureWest provides digital TV, fiber optics, PCS wireless, DSL, high-speed Internet access, data transport, local and long distance telephone service, and directories with the highest standards of customer care. For more information, visit the SureWest web site at www.surewest.com.

Safe Harbor Statement

Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in competition in markets in which the company operates, changes affecting the California economy in general and the Sacramento, California region in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, pending and future litigation, the internal control issues recently identified by the company's independent auditors, and unanticipated changes in the growth of the company's emerging businesses, including the PCS, Internet and CLEC operating entities.

                            SUREWEST COMMUNICATIONS
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                       (Unaudited) (Amounts in thousands,
                            except per share amounts)

                                                    Quarter Ended         Quarter Ended          %
                                                    March 31, 2004       March 31, 2003      Change
                                                ----------------------------------------------------
Operating Revenues:
  Local service                                     $ 17,134              $ 14,996             14.3%
  Network access service                              11,610                13,417            -13.5%
  Directory advertising                                4,101                 3,838              6.9%
  Long distance service                                1,217                 1,253             -2.9%
  Wireless service                                     7,420                 6,503             14.1%
  Internet service                                     4,152                 3,714             11.8%
  Residential broadband service                        3,553                 1,813             96.0%
  Business broadband service                           1,270                   750             69.3%
  Other                                                1,131                 1,091              3.7%
                                                      -----                 -----              -----
    Total operating revenues                          51,588                47,375              8.9%

Operating expenses:
  Cost of services and products                       18,611                15,984             16.4%
  Customer operations and selling                      8,638                 8,368              3.2%
  General and administrative                          11,287                 8,731             29.3%
  Depreciation and amortization                       11,294                12,387             -8.8%
                                                      ------                ------            ------
    Total operating expenses                          49,830                45,470              9.6%
                                                                                               -----
Income from operations                                 1,758                 1,905             -7.7%

Other income (expense)
   Interest income                                        59                    83            -28.9%
   Interest expense                                   (1,085)                 (832)            30.4%
   Other, net                                            (71)                  (27)           163.0%
                                                      ------                ------           ------
    Total other expense, net                          (1,097)                 (776)            41.4%
                                                      ------                ------           ------
Income before income taxes                               661                 1,129            -41.5%

Income taxes                                             280                   454            -38.3%
                                                      ------                ------           ------
Net income                                          $    381              $    675            -43.6%
                                                       =====                 =====            =====

Basic and diluted earnings per share (1)            $   0.03              $   0.05            -43.7%
                                                       =====                 =====            =====

Cash dividends per share (2)                        $   0.25              $   0.25              0.0%
                                                       =====                 =====            =====

Shares of common stock used to calculate
  earnings per share
    Basic                                             14,526                14,521              0.0%
                                                      ======                ======            =====
    Diluted                                           14,577                14,530              0.3%
                                                      ======                ======            =====

(1) Shares used in the computation of basic earnings per share are based on the weighted average number of common shares outstanding, excluding unvested restricted common shares. Shares used in the computation of diluted earnings per share are based on the weighted average number of common and other potentially dilutive securities outstanding in each period.

(2) Cash dividends per share are based on the actual dividends per share, as declared by the Company's Board of Directors.




                  SUREWEST COMMUNICATIONS
           CONDENSED CONSOLIDATED BALANCE SHEETS
                        (Unaudited)
                   (Amounts in thousands)

                                                              March 31,        December 31,
                                                                2004              2003
                                                              --------         -----------
ASSETS

 Current assets:

   Cash and cash equivalents                                  $ 34,869           $ 39,008
   Short-term investments                                        2,699              2,699
   Accounts receivable, net                                     19,437             18,846
   Deferred income tax asset                                       209                209
   Inventories                                                   5,804              5,537
   Deferred directory costs                                      4,741              5,320
   Prepaid expenses and other current assets                     2,966              3,440
                                                                ------             ------
     Total current assets                                       70,725             75,059

 Property, plant and equipment, net                            347,335            342,967


 Intangible and other assets:
   Wireless licenses, net                                       13,566             13,566
   Goodwill                                                      2,171              2,171
   Intangible asset relating to pension plans                      125                125
   Intangible asset relating to favorable
     operating leases, net                                         613                649
   Deferred charges and other assets                               658                672
                                                                ------             ------
                                                                17,133             17,183
                                                                ------             ------
                                                              $435,193           $435,209
                                                               =======            =======
LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities:
   Current portion of long-term debt                          $  3,779           $  3,779
   Current portion of capital lease obligations                    347                347
   Accounts payable                                              2,913              2,206
   Other accrued liabilities                                    15,847             14,727
   Estimated shareable earnings obligations                     12,712             13,389
   Advance billings and deferred revenues                       10,693              9,882
   Accrued income taxes                                          1,142              1,908
   Accrued compensation                                          6,013              4,860
                                                                ------             ------
     Total current liabilities                                  53,446             51,098




                             SUREWEST COMMUNICATIONS
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                             (Amounts in thousands)
                                   (Continued)

      Long-term debt                                 92,834          92,870
      Long-term capital lease obligations               179             265
      Deferred income taxes                          26,732          25,946
      Other liabilities and deferred revenues         7,458           7,502
      Commitments and contingencies

    Shareholders' equity:
      Common stock, without par value; 200,000
        shares authorized, 14,580 and 14,578
        shares issued and outstanding at
        March 31, 2004 and December 31, 2003,
        respectively                                160,968         160,911
      Deferred stock-based compensation              (1,197)         (1,419)
      Accumulated other comprehensive loss             (261)           (261)
      Retained earnings                              95,034          98,297
                                                    -------         -------
        Total shareholders' equity                  254,544         257,528
                                                    -------         -------
                                                  $ 435,193       $ 435,209
                                                    =======         =======

                 OPERATING EBITDA RECONCILIATION TO NET INCOME
                                   (Unaudited)
                             (Amounts in thousands)



                                                 Quarter Ended March 31, 2004                 Quarter Ended March 31, 2003
                                             Telecom    Broadband Wireless   Consol     Telecom   Broadband Wireless    Consol


Net income/(loss)                             7,271    (4,191)   (2,699)       381      6,369    (2,594)   (3,100)       675

Add back : Income Taxes                       5,033    (2,878)   (1,875)       280      4,390    (1,782)   (2,154)       454

Less : Other Income/(Expense)                  (110)     (543)     (444)    (1,097)      (125)     (231)     (420)      (776)

Add back : Depreciation & Amortization        6,179     2,018     3,097     11,294      7,759       849     3,779     12,387
                                              -----     -----     -----     ------      -----    ------     -----     -----




Operating EBITDA (1)                         18,593    (4,508)   (1,033)    13,052     18,643    (3,296)   (1,055)    14,292
                                             ======     =====     =====     ======     ======     =====     =====     ======




(1) Operating EBITDA represents net income excluding amounts for income taxes, depreciation and amortization and all other non-operating income/expenses, and is a common measure of operating performance in the telecommunications industry. Operating EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance



                           SELECTED OPERATING METRICS

                            As of and for the quarter
                                      ended

                                                 March 31,     March 31,    Pct
                                                  2004          2003      Change
LINE SUMMARY
ILEC access lines                                  135,571      136,959    -1.0%
Broadband access lines                               9,877        5,785    70.7%
Total SureWest access lines                        145,448      142,744     1.9%

TELECOM
ILEC access lines                                  135,571      136,959    -1.0%
ILEC voice-grade equivalents                       455,700      403,715    12.9%
Long distance lines                                 43,461       40,676     6.8%
Long distance penetration                             32.1%        29.7%    7.9%

BROADBAND
Business access lines                                1,580        1,131    39.7%
Business voice-grade equivalents                   141,700      100,255    41.3%
Business fiber strand miles                         23,600       23,400     0.9%
DSL data subscribers                                20,317       16,843    20.6%
    DSL IPTV subscribers                               341            0      nm
FTTP (Triple play) homes passed                     68,800       45,000    52.9%
FTTP marketable homes                               49,700       28,300    75.6%
FTTP subscribers                                    11,904        6,409    85.7%
Total FTTP revenue-generating units (RGUs) (2)      27,603       14,989    84.2%
    Voice RGUs                                       8,297        4,654    78.3%
    Video RGUs                                       9,450        5,213    81.3%
    Data RGUs                                        9,855        5,122    92.4%
FTTP marketable homes penetration                     24.0%        22.6%    5.8%
FTTP churn                                             1.6%         1.5%   -6.7%
FTTP ARPU (3)                                    $  101.33   $   107.49    -5.7%

WIRELESS
Subscribers                                         47,279       42,925    10.1%
Average subscribers                                 47,002       41,690    12.7%
POPs                                             3,300,000    3,300,000       -
POPs covered                                     2,850,000    2,756,000     3.4%
Net contract additions                               1,105        1,072     3.1%
Net non-contract additions                            -550        1,399       nm
Contract churn (1)                                    3.25%        3.23%   -0.6%
ARPU (3)                                         $   48.98   $    48.15     1.7%

(1) Monthly turnover in contract customers.

(2) Revenue-generating units (RGUs) are the sum of all primary digital video, telephony and high-speed data connections, not counting additional units.

(3) Average revenue per user per month.